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                                                                    EXHIBIT 4.10

                                                                  EXECUTION COPY

                               AMENDMENT NO. 1 TO

               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

         THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (the "Amendment"), dated as of October 2, 2003, among ANIXTER RECEIVABLES CORPORATION, a Delaware corporation (the "Seller"), ANIXTER INC., a Delaware corporation ("Anixter"), as the initial Servicer, each financial institution party hereto as a Financial Institution, FALCON ASSET SECURITIZATION CORPORATION ("Falcon") and THREE PILLARS FUNDING CORPORATION ("Three Pillars"), as conduits, (collectively, the "Conduits" and each individually, a "Conduit") and SUNTRUST CAPITAL MARKETS and BANK ONE, NA ("Bank One"), as managing agents (collectively, the "Managing Agents" and each individually, a "Managing Agent") and Bank One, as agent for the Purchasers (the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Seller, Anixter, the Financial Institutions, Falcon, Three Pillars, the Managing Agents and the Agent are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of October 3, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement"); and

         WHEREAS the parties hereto desire to amend the Agreement on the terms and conditions set forth below;

         NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         2. Amendments to the Agreement.

         2.1 Section 7.1(i)(J) of the Agreement is hereby amended to add the following to the end thereof:

         "(the parties hereto acknowledge that Receivables of the Seller are paid into Lock-Boxes to which certain Excluded Receivables of the Originator are paid)"

         2.2 Section 9.1(j) of the Agreement is hereby amended and restated in its entirety to read as follows:

         "Anixter shall fail to comply with any of the financial covenants set forth in Sections 7.16, 7.17 or 7.18 of the Credit Agreement, as amended from time to

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         time pursuant to any amendment which (i) becomes effective while Bank
         One is a party to the Credit Agreement, and (ii) is consented to in writing by Bank One as a party to the Credit Agreement; provided that if the Credit Agreement terminates, or Bank One ceases to be a party to the Credit Agreement, the financial covenants referred to by this
         Section 9.1(j) shall be those in effect, pursuant to the preceding provisions of this Section 9.1(j), as of the date of termination of the Credit Agreement or, if earlier, the date Bank One ceases to be a party to the Credit Agreement."

         2.3 The definition of Section 10.2 is hereby amended to insert the following sentence at the end of such Section:

         "For the avoidance of doubt, if the issuance of FASB Interpretation No. 46, or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of Originator or Seller with the assets and liabilities of the Agent, any Financial Institution or any other Funding Source, such event shall constitute a circumstance on which such Funding Source may base a claim for reimbursement under this Section."

         2.4 The definition of Section 13.5(a) is hereby amended to insert the following sentence at the end of such Section:

         "Anything herein to the contrary notwithstanding, each Seller Party, each Purchaser, the Agent, each Indemnified Party and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation
         Section 1.6011-4) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions."

         2.5 The following defined term is hereby added to Exhibit I in the proper alphabetical location:

                  "Excluded Receivable" means indebtedness and other obligations owed to Originator, in respect of: (i) all accounts receivable generated by Originator's Latin American export locations; (ii) all accounts receivable generated by Originator's "Pacer" division, (iii) all accounts receivable generated by Originator's "Pentacon" division which are not included in Originator's main subledger system, (iv) all accounts receivable owing by Obligors with the following customer numbers: 139661, 804470, 544876, 520222, 037690 or 608556 and (v) all accounts receivable existing at Originator's general corporate division coded WC.

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         2.6  The definition of the term "Liquidity Termination Date" set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

         "Liquidity Termination Date" means, September 30, 2004.

         2.7 The defined term "Receivable" set forth in Exhibit I is hereby amended to insert the words "other than Excluded Receivables" immediately following the parenthetical in the third line thereof.

         2.8 Exhibit X, "Form of Monthly Report," is amended by adding the following sentence at the end of the first paragraph of such Exhibit:

         "The Monthly Report shall also set forth the amount of collections of Excluded Receivable received in Collection Accounts during such Collection Period."

         3. Effective Date. This Amendment shall become effective and shall be deemed effective as of the date first written above when the Agent shall have received a copy of this Amendment duly executed by each of the parties hereto.

         4    Representations and Warranties of the Seller Parties. In order to induce the parties hereto to enter into this Amendment, each of the Seller Parties represents and warrants to the Agent and the Purchasers, as to itself, that:

         4.1. The representations and warranties of such Seller Party set forth in Section 5.1 of the Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof and there exists no Amortization Event or Potential Amortization Event on the date hereof, provided that in the case of any representation or warranty in Section 5.1 that expressly relates to facts in existence on an earlier date, the reaffirmation thereof under this Section 4.1 shall be made as of such earlier date.

         4.2. The execution and delivery by such Seller Party of this Amendment has been duly authorized by proper corporate proceedings of such Seller Party and this Amendment, and the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of such Seller Party, enforceable against such Seller Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights generally.

         5. Ratification. The Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

         6. Reference to Agreement. From and after the effective date hereof, each reference in the Agreement to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as amended by this Amendment.

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         7. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH
THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

         8. Execution of Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above:

                                                ANIXTER RECEIVABLES CORPORATION,
                                                as the Seller

                                                By: ___________________________
                                                Name:
                                                Title:

                                                ANIXTER INC.,
                                                as the initial Servicer

                                                By: ___________________________
                                                Name:
                                                Title:

                                                FALCON ASSET SECURITIZATION
                                                CORPORATION

                                                By: ___________________________
                                                Name:
                                                Title: Authorized Signatory

                                                THREE PILLARS FUNDING
                                                CORPORATION

                                                By: ___________________________
                                                Name:
                                                Title: Authorized Signatory

                                 Amendment No.1
                                       to
              Amended and Restated Receivables Purchase Agreement

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                                       BANK ONE, NA, as a Financial Institution
                                       and as Agent

                                       By: ___________________________
                                       Name:
                                       Title:

                                       SUNTRUST BANK, as a
                                       Financial Institution

                                       By :___________________________
                                       Name:
                                       Title:

                                       SUNTRUST CAPITAL MARKETS INC., as an
                                       Agent

                                       By: ___________________________
                                       Name:
                                       Title:

                                 Amendment No.1
                                       to
               Amended and Restated Receivables Purchase Agreement